As filed with the Securities and Exchange Commission on May 6, 2004
No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Conseco, Inc.

(Exact name of registrant as specified in its charter)

Delaware	6321	75-3108137
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)
	11825 N. Pennsylvania Street Carmel, Indiana 46032 (317) 817-6100

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Eugene M. Bullis, Executive Vice President and Chief Financial Officer

William S. Kirsch, Executive Vice President, General Counsel and Secretary
Conseco, Inc.
11825 N. Pennsylvania Street
Carmel, Indiana 46032
(317) 817-6100
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies of all communications, including communications sent to agent for service, should be sent to:

James S. Rowe Kirkland & Ellis LLP 200 East Randolph Drive Chicago, Illinois 60601 (312) 861-2000	Vincent J. Pisano Kirkland & Ellis LLP Citigroup Center 153 East 53rd Street New York, New York 10022 (212) 446-4800	William J. Whelan, III Andrew J. Pitts Cravath, Swaine & Moore LLP Worldwide Plaza 825 Eighth Avenue New York, New York 10019 (212) 474-1000

         Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

        If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box:    ☐

        If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☑ 333-112312

        If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

        If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

        If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.    ☐

CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum
Title of Each Class of Securities to be	Amount to be	Offering Price Per	Aggregate Offering	Amount of
Registered	Registered(1)	Share	Price	Registration Fee

Mandatorily Convertible Preferred Stock, Class B, par value $0.01 per share	4,600,000	$25.00	$115,000,000	$14,570.50(2)

(1)	The 4,600,000 shares of Mandatorily Convertible Preferred Stock, Class B being registered in this registration statement are in addition to the 50,600,000 shares of Common Stock and 23,000,000 shares of Mandatorily Convertible Preferred Stock, Class B registered pursuant to the registrant’s registration statement on Form S-1 (File No. 333-112312).
(2)	The registrant filed a registration statement on Form S-3 (No. 333-110963) on December 5, 2003 for which the registrant paid a filing fee of $242,700. The registration statement on Form S-3 (No. 333-110963) was not declared effective by the Commission, no securities were sold under such registration statement, and on January 29, 2004, the registrant requested the withdrawal of such registration statement. The registrant has since used $218,558 of such fee to offset fees due in connection with the filing of a subsequent registration statement. Pursuant to Rule 457(p) under the Securities Act of 1933, the registrant has offset the registration fee of $14,570.50 due herewith with a portion of the registration fee paid on December 5, 2003.

EXPLANATORY NOTE

       This Registration Statement is being filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended. The contents of the Registration Statement on Form S-1 (File No. 333-112312), initially filed with the Securities and Exchange Commission (the “Commission”) on January 29, 2004 and declared effective by the Commission on May 6, 2004, are incorporated by reference herein and are deemed to be a part of this Registration Statement.

SIGNATURES

       Pursuant to the requirements of the Securities Act of 1933, Conseco, Inc. has duly caused this Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Carmel and State of Indiana on May 6, 2004.

CONSECO, INC.

By:	/s/ EUGENE M. BULLIS

Eugene M. Bullis
Executive Vice President and
Chief Financial Officer

       Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-1 has been signed by the following persons in the capacities and on the dates indicated:

Signatures	Capacity	Date

* William J. Shea	President, Chief Executive Officer and Director (Principal Executive Officer)	May 6, 2004

/s/ EUGENE M. BULLIS Eugene M. Bullis	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	May 6, 2004

* John R. Kline	Senior Vice President and Chief Accounting Officer (Principal Accounting Officer)	May 6, 2004

* R. Glenn Hilliard	Chairman of the Board	May 6, 2004

* Neal Schneider	Director	May 6, 2004

* Philip R. Roberts	Director	May 6, 2004

* John G. Turner	Director	May 6, 2004

* Michael T. Tokarz	Director	May 6, 2004

II-3

Signatures		Capacity	Date

* Michael S. Shannon		Director	May 6, 2004

*By:	/s/ EUGENE M. BULLIS Eugene M. Bullis Attorney-in-Fact

II-4

EXHIBIT INDEX

Exhibit
No.	Description

5.1	Opinion of Kirkland & Ellis LLP.
23.1	Consent of PricewaterhouseCoopers LLP.
23.2	Consent of Kirkland & Ellis LLP (included in Exhibit 5.1).
24.1	Powers of Attorney (Filed as Exhibit 24.1 to Registration Statement on Form S-1 (File No. 333-112312) and incorporated by reference herein).